Exhibit 10.6


                              WAUSAU PAPER CORP.

                   2005 EXECUTIVE DEFERRED COMPENSATION PLAN

                        (AS AMENDED DECEMBER 16, 2005)


                              WAUSAU PAPER CORP.

                   2005 EXECUTIVE DEFERRED COMPENSATION PLAN


      1. ADOPTION OF PLAN. Wausau Paper Corp. ("the Company") hereby amends the Wausau Paper Corp. 2005 Executive Deferred Compensation Plan (the "Plan") December 16, 2005, effective January 1, 2005.

      2. PURPOSE. The purpose of the Plan is to permit Executive Officers to defer compensation in order to aid the Company and its Subsidiaries in attracting and retaining persons whose abilities, experience, and judgment can contribute to the continued success of the Company.

      3. DEFINITIONS. As used in this Plan, the following terms shall have the meaning set forth in this section 3:

            (a) "ACCOUNT" means each account established pursuant to section 5(a) to record the Salary or Incentive Compensation, or both, deferred by a Participant and the interest credited on such amounts pursuant to section 5.

            (b) "BENEFICIARY" means such person or persons, or organization or organizations, as the Participant from time to time may designate by a written designation filed with the Company during the Participant's life. Any amounts payable hereunder to a Participant's Beneficiary shall be paid in such proportions and subject to such trusts, powers, and conditions as the Participant may provide in such designation. Each such designation, unless otherwise expressly provided therein, may be revoked by the Participant by a written revocation filed with the Company during the Participant's life. If more than one such designation shall be filed by a Participant with the Company, the last designation so filed shall control over any revocable designation filed prior to such filing. To the extent that any amounts payable under this Plan to a Participant's Beneficiary are not effectively disposed of pursuant to the above provisions of this section 3(b), either because no designation was in effect at the Participant's death or because a designation in effect at the Participant's death failed to dispose of such amounts in their entirety, then for purposes of this Plan, the Participant's "Beneficiary" as to such undisposed of amounts shall be the Participant's estate.

            (c) "CODE" means the Internal Revenue Code of 1986, as amended, and reference to any section of the Code shall be deemed to include any successor section or
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sections.  Any reference to a section of the Code shall also be deemed to incorporate any regulation promulgated thereunder.

            (d) "COMMITTEE" means the Compensation Committee of the Board of Directors of the Company.

            (e) "CONTROLLED GROUP" means the Company and each other member of the controlled group of corporations or other entities under common control to which the Company belongs for purposes of determining whether a separation from service has occurred pursuant to Code Section 409A and the regulations promulgated thereunder.

            (f) "DISABILITY" means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the receipt by the Participant, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, of income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or any Subsidiary.

            (g) "EXECUTIVE OFFICER" means the President, any Vice President, the Secretary, and the Treasurer of the Company, but shall not include any officer of any Subsidiary or of any division, group, or other operational unit of the Company.

            (h) "FISCAL YEAR" means the fiscal year of the Company as from time to time in effect.

            (i) "INCENTIVE COMPENSATION" means all compensation payable in cash pursuant to the terms of an incentive or bonus compensation plan to an Executive Officer for services rendered as an Executive Officer.

            (j) "INITIAL PAYMENT DATE" means the date determined by section 6 as the date on which distribution of a Participant's Account is to commence.

            (k) "PRIME RATE" means an annual rate of interest equal to the prime rate published in The Wall Street Journal on the first day of each calendar quarter. In the event the prime rate is no longer published in The Wall Street Journal (or in any substitute source as provided for herein), the Committee shall select another published standard by which to determine the prime rate then quoted by the principal banks in the United States and the
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Committee's determination in good faith of such rate shall be conclusive and binding on the Company and all Participants.

            (l) "PARTICIPANT" means an Executive Officer who has filed an election to participate in the Plan or has an undistributed balance in one or more Accounts.

            (m) "SALARY" means the base salary of an Executive Officer as from time to time in effect during a Fiscal Year.

            (n) "SUBSIDIARY" means each subsidiary of the Company in which the Company owns not less than a 50% equity interest.

            (o) "TERMINATION OF EMPLOYMENT" means the termination of a Participant's employment with the Company and each member of the Controlled Group.

      4.   DEFERRAL OF SALARY AND INCENTIVE COMPENSATION.

            (a) Annual Election. Each Executive Officer may elect before January 1 of each Fiscal Year (each such Fiscal Year a separate "Election Year"), to defer the payment of (i) not more than 50% of the Executive Officer's Salary for such Election Year, and (ii) all or any portion of the Incentive Compensation attributable to such Election Year, whether or not payment of such Incentive Compensation would otherwise be made on or before the last day of such Election Year. An election by an Executive Officer pursuant to this section 4(a) shall be effective only with respect to the Executive Officer's Salary and Incentive Compensation which is attributable to the performance of services during such Election Year and shall remain in effect only through the last day of the Election Year.

            (b) New Executive Officer. Notwithstanding any other provision of section 4(a), if a person first becomes an Executive Officer during a Fiscal Year, such Executive Officer may, within 30 days of his election or appointment, elect to become a Participant with respect to 50% of the Executive Officer's Salary and all or any portion of the Incentive Compensation attributable to such Fiscal Year (the "Initial Election Year"), whether or not payment of such Incentive Compensation would otherwise be made on or before the last day of such Initial Election Year. An election by an Executive Officer pursuant to this section 4(b) shall be effective with respect to the Executive Officer's Salary and Incentive Compensation which is attributable to the performance of services during the Initial Election Year which is subsequent to such election or which is first determinable after the date such election is made and shall remain in only through the last day of the Initial Election Year; provided, however, that such election shall be applicable only to such portion of the Executive Officer's Incentive Compensation
                                       -3-
attributable to the Election Year as is determined by multiplying the Executive Officer's total Incentive Compensation by a fraction, (1) the numerator of which is the number of days in the Election Year subsequent to the date of such election and (2) the denominator of which is the number of days in the Election Year in which the Executive Officer was employed in a position in which he was eligible to earn said Incentive Compensation. Any election to defer payment of Salary or Incentive Compensation other than the election of an Executive Officer under this section 4(b) with respect to the Initial Election Year shall be governed by the provisions of section 4(a).

            (c) Payment of Deferred Amounts. Salary or Incentive Compensation deferred pursuant to this section 4 shall be distributable in accordance with section 6 only after such Participant's Termination of Employment. Any portion of an Executive Officer's Salary or Incentive Compensation not subject to an election made in accordance with this section 4 shall be paid to the Executive Officer in cash in accordance with the Company's usual and customary pay practices for such type of compensation.

      5.   ACCOUNTING AND ELECTIONS.

            (a) Accounts. The Company shall establish an Account for each Election Year in the name of each Executive Officer who has elected to defer the payment of Salary or Incentive Compensation, or both, pursuant to section
4. Each Participant's Account shall be credited with the Salary or Incentive Compensation, or both, deferred by the Participant for a single Election Year and any interest credited on such amounts pursuant to section 5(c).

            (b) Crediting of Deferred Amounts. As of each date on which the Company would otherwise make a payment of a Participant's Salary or Incentive Compensation, as the case may be, that portion of the Participant's Salary or Incentive Compensation which is subject to a valid deferral election pursuant to section 4 shall be credited by the Company to the Participant's Account which has been established with respect to the Election Year to which such payment is attributable.

            (c) Crediting Interest. On the last day of each calendar month, up to and including a Participant's Initial Payment Date, interest at the Prime Rate shall be credited to each of the Participant's Accounts based on the average daily balance in each such Account during the month and the number of days in the month.
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            (d)   Annual Report.  Within 60 days of the end of each Fiscal Year in which this Plan is in effect, the Company shall furnish each Participant a statement of the year end balance in such Participant's Accounts.

      6.   DISTRIBUTION OF DEFERRED ACCOUNTS.

            (a) Election of Initial Payment Date. At the same time as a Participant's election to participate for an Election Year is filed pursuant to section 4, the Participant shall file a written election with the Company to specify the Initial Payment Date for the Account established pursuant to section 5(a) for such Election Year; provided, however, that (i) if not the last day of a calendar month, the date so specified shall be adjusted to the last day of the month in which the specified date occurs (but such adjustment shall not be deemed to render the Participant's election to be invalid), (ii) in no event shall the date so specified be a date later than the last day of the month in which the Participant's 65th birthday occurs if the Participant incurs a Termination of Employment prior to attaining age 65, and (iii) notwithstanding the date specified in such election, the Initial Payment Date of a Participant shall be adjusted by the Committee, if distribution on the date selected by the Participant would otherwise result in a violation of Code
Section 409A, to the later of (A) last day of the first calendar month in which occurs the first date which is six months subsequent to the Participant's Termination of Employment, and (B) February 15 of the year following the year in which the Participant's Termination of Employment occurs (but such adjustment shall not be deemed to render the Participant's election to be invalid). In the event that a Participant has not made a valid election as to his Initial Payment Date or has not incurred a Termination of Employment prior to the date specified by him as his Initial Payment Date, the Initial Distribution Date of such Participant shall be the later of (i) the last day of the calendar month in which the Participant's Termination of Employment occurs by reason of Disability, (ii) the date which is six months subsequent to the Participant's Termination of Employment for reasons other than Disability, and
(iii) February 15 of the year following the year in which the Participant's Termination of Employment occurs. Subsequent to a Participant having filed his election pursuant to this section 6(a) for an Election Year, the Participant may modify his Initial Payment Date (or change a previous election) with respect to the Account established for such Election Year only if (i) such election will not be effective until 12 months after the date on which it is received by the Company, (ii) such election is made not less than 12 months prior to the Initial Payment Date otherwise then in effect, and (iii) such election defers the Initial Payment Date to a date which is not less than five years subsequent to the Initial Payment Date otherwise then in effect;
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
            (b) Ending Balance. The "Ending Balance" shall be determined with respect to each of a Participant's Accounts and, with respect to each such Account, means the balance of the Account determined as of the Initial Payment Date of such Account.

            (c) Elective Distribution. At the same time as the Participant's initial election to participate for an Election Year is filed pursuant to section 4, the Participant shall file a written election with the Company that, subject to the provisions of section 8 concerning a Change of Control, distribution of the Ending Balance shall be made in cash in accordance with one of the following alternatives:

                  (i) Even Installment Payments. In a specified number of monthly installments, each of which shall be a multiple of 12 and the total of which shall not exceed 120 (the "Number of Installments"), in amounts determined in accordance with the following:

                        (A) the monthly payment for the first twelve monthly installments shall be equal to the amount necessary to amortize in the Number of Installments a loan in an amount equal to the Ending Balance with interest at the Prime Rate which is or would then be used to credit interest pursuant to section 4(c) accruing monthly on the unpaid Ending Balance; and

                        (B) on each anniversary of the Initial Payment Date, the amount of each of the next twelve monthly installments shall be recalculated and shall, for the twelve-month period beginning on each such anniversary, be equal to the amount necessary to amortize, in monthly installments over the Remaining Payment Period, a loan in an amount equal to the then unpaid Ending Balance with interest at the Prime Rate accruing monthly on the unpaid Ending Balance which is or would then be used to credit interest pursuant to section 4(c). As of any anniversary, the "Remaining Payment Period" shall be equal to the remainder of (a) the Number of Installments, minus (b) the number of installments which have then been paid.

                  (ii) Uneven Installment Payments. In a specified number of monthly installments, not in excess of 120 (the "Number of Installments"), equal to the sum of:

                        (A) the Participant's Ending Balance divided by the total Number of Installments; plus
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                        (B)   interest at the Prime Rate computed on the
            average balance in the Account from and including the day next succeeding (a) the Initial Payment Date (with respect to the second installment), and (b) the next preceding payment date, in the case of the third and any subsequent installment, to and including such payment date.

                  (iii) Lump Sum.  In a lump sum.

Subsequent to the Participant having filed his election pursuant to this section 6(c), but prior to Participant's Termination of Employment, an election by a Participant to modify his election pursuant to this section 6(c) shall be effective only if (i) such election, by its terms, will be effective not less than 12 months after the date on which it is received by the Company, (ii) such election is made not less than 12 months prior to the Initial Payment Date otherwise then in effect, (iii) such election defers the Initial Payment Date to a date which is not less than five years subsequent to the Initial Payment Date otherwise then in effect, and (iv) such election does not result in an acceleration of the distribution of the Participant's Ending Balance.

            (d) Automatic Form of Payment. In the event that a Participant has not made a valid election as to the form of distribution of the Participant's Ending Balance, it shall be payable in a lump sum on the Participant's Initial Distribution Date.

            (e) Death Benefit. In the event that a Participant dies before receiving payment of an Account, the unpaid balance of such Account shall be paid to his Beneficiary as specified in the Participant's most recent effective election, if any, otherwise pursuant to section 6(d); provided, however, that for purposes of this section 6(e), the date specified in clause (ii) of the second sentence of section 6(a) shall be the Participant's Termination of Employment. If a Beneficiary dies after the Participant's death, but before receiving the entire payment of the Beneficiary's portion of an Account, the portion of the unpaid balance which such Beneficiary would have received if he had not died shall be paid in a lump sum to such Beneficiary's estate unless the Participant designated otherwise.

      7. FORM FOR ELECTIONS. The Secretary of the Company shall provide election forms for use by Executive Officers in making an initial election to become a Participant and for making all other elections or designations permitted or required by the Plan.
                                       -7-
      8.   CHANGE OF CONTROL.

            (a) Form of Distribution. In the event a Participant incurs a Termination of Employment within the one-year period subsequent to a Change of Control, payment of the Ending Balance shall be made in a lump sum on the first day which is both (i) the last day of a month, and (ii) if the Participant was then a "key employee" within the meaning of Code Section 416(i), not less than six months subsequent to the date on which the Participant's Termination of Employment occurs.

            (b) A "Change of Control" means the happening of any of the following events:

                  (i) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of section (iii) of this section 8(b), (5) except as provided in sections (iv) and (v), any acquisition by any of the Woodson Entities or any of the Smith Entities, or (6) any increase in the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by a Person to 20% or more of the shares of either of such classes of stock if such increase was solely the result of the acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company; provided, however, that this clause (6) shall not apply to any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities not described in clauses (1), (2), (3), (4), or (5) of this section 8(b)(i) by the Person acquiring such shares which occurs after such Person had become the beneficial owner of 20% or more of either the Outstanding Company Common Stock or Outstanding Company Voting Securities by reason of share purchases by the Company; or
                                       -8-
                  (ii) A change in the composition of the Board of Directors of the Company (the "Board") such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of the Plan, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be deemed to be and shall be considered as though such individual was a member of the Incumbent Board, but provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed or considered as a member of the Incumbent Board; or

                  (iii) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or securities of any other entity (a "Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company, any Woodson Entity, any Smith Entity, or such Resulting Corporation) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such Resulting Corporation entitled to vote generally in the election of directors except to
                                       -9-
      the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

                  (iv) The Woodson Entities acquire beneficial ownership of more than 35% of the Outstanding Company Common Stock or Outstanding Company Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or

                  (v) The Smith Entities acquire beneficial ownership of more than 35% of the Outstanding Company Common Stock or Outstanding Company Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or

                  (vi) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            (c) For purposes of section 8(b), the term "Woodson Entities" shall mean Aytchmonde P. Woodson, Leigh Yawkey Woodson, and Alice Richardson Yawkey, members of their respective families and their respective descendants (the "Woodson Family"), heirs or legatees of any of the Woodson Family members, transferees by will, laws of descent or distribution, or by operation of law of any of the foregoing (including any such transferees) (including any executor or administrator of any estate of any of the foregoing), any trust established by any of Aytchmonde P. Woodson, Leigh Yawkey Woodson, or Alice Richardson Yawkey, whether pursuant to last will or otherwise, any partnership, trust, or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of the Company (including any beneficiary or trustee, partner, manager, or director of any of the foregoing, or any other Person serving any such entity in a similar capacity).

            (d) For purposes of section 8(b), the term "Smith Entities" shall mean David B. Smith and Katherine S. Smith, members of their respective families and their respective descendants (the "Smith Family"), heirs or legatees of any of the Smith Family members, transferees by will, laws of descent or distribution, or by operation of law of any of the foregoing
                                       -10-
(including of any such transferees) (including any executor or administrator of any estate of any of the foregoing), any trust established by either of David
B. Smith or Katherine S. Smith, whether pursuant to last will or otherwise, any partnership, trust, or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of the Company (including any beneficiary or trustee, partner, manager, or director of any of the foregoing, or any other Person serving any such entity in a similar capacity).

            (e) For purposes of section 8(b), the terms "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Plan.

      9. SECTION 409A COMPLIANCE. Notwithstanding any other provision of the Plan or any election made or permitted to be made hereunder, no election as to the timing or form, or both, of the distribution of a Participant's Account, and no other distribution otherwise provided for by this Plan, shall be effective or made, as the case may be, if such timing or form of distribution would cause the Plan to fail to meet the requirements of Code Section 409A or cause the Participant to be subject to the interest and additional tax imposed pursuant to Code Section 409A(a)(1)(B), and any such election or such other provision shall be modified in the operation of the Plan so that the timing or form of distribution, or both, as the case may be, corresponds as closely as possible to such election or other provision, but will then comply with the requirements of Code Section 409A so as to preclude the application of Code
Section 409A(a)(1)(B).

      10.   MISCELLANEOUS.

            (a) No Assignment. No Participant's rights nor any amounts payable hereunder may be voluntarily or involuntarily sold or assigned, and shall not be subject to any attachment, levy or garnishment.

            (b) No Right of Employment. This Plan is not a contract of employment and does not limit in any way the right of the Company or any Subsidiary to terminate the employment of any Executive Officer or Participant, with or without cause, subject, however to the terms of any employment agreement then in effect.

            (c) Unsecured Claims. The Company shall not be obligated to reserve or otherwise set aside funds for the payment of its obligations hereunder, and the rights of any
                                       -11-
Participant under the Plan shall be an unsecured claim against the general assets of the Company. All amounts due Participants or Beneficiaries under this Plan shall be paid out of the general assets of the Company.

            (d) Plan Administration. The Committee shall have all powers necessary to administer this Plan, including all powers of Plan interpretation, of determining eligibility, and the effectiveness of elections, and of deciding all other matters relating to the Plan; provided, however, that no Participant shall take part in any discussion of, or vote with respect to, a matter of Plan administration which is personal to him, and not of general applicability to all Participants. All decisions of the Committee shall be final as to any Participant under this Plan.

            (e) Claims Procedure. The claims procedure set forth in the Company's principal defined contribution plan qualified under Code Section 401(a), or any successor to such plan, is incorporated herein by this reference as the claims procedure for this Plan; provided, however, that the Committee shall be substituted as the plan administrator under such procedure and the Committee shall be substituted for any person with the authority to review the decisions of the plan administrator under such procedure.

            (f) Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the amounts to be paid under this Plan.

            (g) Amendment and Termination. The Committee may amend this Plan in any and all respects at any time, or from time to time, or may terminate this Plan at any time, but any such amendment or termination shall not, without the consent of the Participant, reduce the interest rate to be credited on the unpaid balance of the Participant's Account, accelerate the payment of the Participant's Account, or prejudice or reduce the Participant's right to receive amounts previously credited to such Participant's Account.

            (h) Applicable Law. The Plan and all rights hereunder, to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, shall be governed by the internal laws of the state of Wisconsin without application of the principles of conflicts of law.
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